                                                                EXHIBIT 12.1

                           MBIA INC AND SUBSIDIARIES
             COMPUTATION OF THE RATIO OF EARNINGS TO FIXED CHARGES
                       (IN THOUSANDS EXCEPT FOR RATIOS)


              THE INFORMATION APPEARING BELOW PRESENTS HISTORICAL
                CONSOLIDATED FINANCIAL RESULTS FOR THE COMPANY.

                                          ----------------------------------------------------------------------------------------
                                                1991          1992           1993           1994             1995           1996
                                          ----------------------------------------------------------------------------------------
Earnings
   Operating income before taxes             $ 189,732    $  244,261     $  324,035      $  329,422      $  345,030     $  408,130
   Interest Expense                             18,565        20,523         26,900          27,159          28,439         33,462
   Portion of rentals deemed to be interest          -             -              -               -               -              -
                                          ----------------------------------------------------------------------------------------
   Earnings                                  $ 208,297    $  264,784     $  350,935      $  356,581      $  373,469     $  441,582
                                          ========================================================================================
Fixed Charges
   Interest Expense                          $ 18,565     $   20,523     $   26,900      $   27,159      $   28,439     $  13,462
   Portion of Rentals deemed to be interest         -              -              -               -               -             -
                                          ----------------------------------------------------------------------------------------
   Fixed Charges                             $ 18,565     $   20,523     $   26,900      $   27,159      $   28,439     $  33,462
                                          ========================================================================================
   Ration of earnings to fixed charges           11.2           12.9           13.0            13.1            13.1          13.2
                                          ========================================================================================


                                                          Three Months Ended
                                                  -----------------------------------
                                                      March 1997       March 1996
                                                  ---------------  ------------------
Earnings
   Operating income before taxes                    $  115,101        $   98,574
   Interest Expense                                      8,557             8,137
   Portion of rentals deemed to be interest                  -                 -
                                                  ---------------  ------------------
   Earnings                                         $  123,658        $  106,711
                                                  ===============  ==================
Fixed Charges
   Interest Expense                                 $    8,557        $    8,137
   Portion of Rentals deemed to be interest                  -                 -
                                                  ---------------  ------------------
   Fixed Charges                                    $    8,557        $    8,137
                                                  ===============  ==================
   Ratio of earnings to fixed charges                     14.5              13.1
                                                  ===============  ==================